Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Noble Corporation, a Cayman Islands company (“Noble-Cayman”), which appears in Noble-Cayman’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 11, 2010